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                                                                    EXHIBIT 23.2


              [HOFFMAN, MORRISON & FITZGERALD, P.C. LETTERHEAD]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement of our report dated March 13, 1996, relating to the combined financial statements of Acquired Entities of Sunrise for the year ended December 31, 1993 and our report dated March 13, 1996, relating to the combined financial statements of Sunrise Entities for the year ended December 31, 1993 (not presented separately in the Registration Statement), and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                     /s/ Hoffman, Morrison & Fitzgerald, P.C.

                                         HOFFMAN, MORRISON & FITZGERALD, P.C.


Vienna, Virginia
May 3, 1996